Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	William W. Krippaehne Jr. of Fisher Communications, Inc. (206) 404-6783

Fisher Communications Announces Pricing of $150 Million Private

Placement of Senior Notes

Seattle, Washington, September 15, 2004—Fisher Communications, Inc. (NASDAQ:FSCI) today announced that it has priced a private placement of $150 million aggregate principal amount of its 8.625% Senior Notes due 2014. Fisher Communications intends to use the net proceeds from the private placement to repay outstanding debt under its existing credit facilities and to terminate and/or settle its obligations under its existing variable forward sales transaction covering shares of Safeco Corporation common stock owned by Fisher Communications.

The private placement is scheduled to close on Monday, September 20, 2004 and is subject to various customary closing conditions.

The senior notes were offered within the United States only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended, and to non-U.S. purchasers under Regulation S under the Securities Act.

The senior notes being sold by Fisher Communications have not been registered under the Securities Act of 1933 or any state securities laws. Therefore, the senior notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act of 1933 and any applicable state securities laws.

This news release does not constitute an offer to sell nor a solicitation of an offer to buy the senior notes and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Fisher Communications previously announced that it also expects to enter into a new senior secured credit facility at the closing of the offering of the senior notes. The new credit facility will provide for borrowings of up to $20 million.

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Fisher Communications, Inc. is a Seattle-based integrated media company. Its 9 network-affiliated television stations, and a tenth station 50% owned by Fisher Communications, are located in Washington, Oregon, and Idaho, and its 27 radio stations broadcast in Washington and Montana. It also owns and operates Fisher Plaza, a facility located near downtown Seattle.

This press release includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expected completion of the note offering, the intended use of proceeds of the offering and the entry into a new credit facility are forward-looking statements. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These risks include the risk that closing conditions might not be satisfied and risks relating to prevailing conditions in the public capital markets. These and other important factors, including those discussed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 under the heading “Additional Factors That May Affect Our Business, Financial Condition And Future Results” may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included or incorporated by reference into this offering memorandum are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments.